Exhibit 10.20

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 9, 2016, by and among PHARMERICA CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Loan Parties, the Lenders party hereto, THE HUNTINGTON NATIONAL BANK (the “New Lender”) and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, senior credit facilities have been established in favor of the Borrower pursuant to the terms and conditions of that certain Credit Agreement dated as of September 17, 2014 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Bank of America, N.A., in its capacities as Administrative Agent, Swingline Lender and an Issuing Bank;

WHEREAS, the Borrower has requested that the Revolving Commitments be increased by $60,000,000 (the “Incremental Revolving Commitments”; with respect to any individual Lender providing a portion thereof, its “Incremental Revolving Commitment”) (from $310,000,000 to $370,000,000) on the First Amendment Effective Date;

WHEREAS, the Borrower has requested an additional advance under the Term Loan A in an outstanding principal amount equal to $89,062,500 (the “Incremental Term Loan A”; with respect to any individual Lender providing a portion thereof, its “Incremental Term Loan A Commitment”) which, when combined with the $210,937,500 outstanding principal amount of the Term Loan A as of the First Amendment Effective Date, will result in a Term Loan A with a $300,000,000 outstanding principal amount on the First Amendment Effective Date;

WHEREAS, each of the Borrowers, the Lenders (by action of the Required Lenders), the Administration Agent and each of the other parties to the Loan Documents desires to add the New Lender as a “Lender” under the Credit Agreement and each of the other Loan Documents to which the Lenders are a party;

WHEREAS, the Borrower has requested certain other amendments to the Credit Agreement as set forth below;

WHEREAS, certain Lenders (including the New Lender) (each, an “Incremental Lender”) party hereto have agreed to provide the Incremental Revolving Commitments and Incremental Term Loan A on the terms and conditions set forth herein, and the New Lender has agreed to become a “Lender” as such term is defined and use in the Credit Agreement and each of the other Loan Documents in connection therewith; and

WHEREAS, the Lenders (by action of the Required Lenders) have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein;

NOW, THEREFORE, the Lenders (including the New Lender), the Borrower and the Administrative Agent agree as follows:

1.         Incorporation of Recitals.  The introductory paragraph and recitals to this Amendment are incorporated into and fully made a part of the body of this Amendment.

2.         Definitions.  Capitalized terms used herein (including in the introductory paragraph and the recitals to this Amendment) and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

3.         Incremental Revolving Commitments.

(a)       Each Incremental Lender (including the New Lender) hereby agrees to provide its Incremental Revolving Commitment to the Borrower in an amount equal to its Incremental Revolving Commitment, if any, set forth on Schedule 2.01 attached hereto.  After giving effect to the Incremental Revolving Commitments, each Lender’s Applicable Percentage of the Revolving Commitments as of the date hereof shall be as set forth on Schedule 2.01 attached hereto.  The existing Schedule 2.01 to the Credit Agreement shall be amended to read as set forth on Schedule 2.01 attached hereto.

(b)       Each Incremental Lender with an Incremental Revolving Commitment shall be deemed to have purchased, without recourse, on the First Amendment Effective Date, a risk participation from the other Revolving Lenders in all Letters of Credit issued under the Credit Agreement, if any, and the obligations arising thereunder in amounts such that, after giving effect to such purchases, the portion of the obligations under such Letters of Credit held by each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all such obligations, and each Revolving Lender shall absolutely, and unconditionally assume, and be obligated to pay to the Issuing Banks and discharge when due as provided in the Credit Agreement, its Applicable Percentage of the obligations arising under such Letters of Credit.

(c)       Each Incremental Lender with an Incremental Revolving Commitment shall be deemed to have purchased, without recourse, on the First Amendment Effective Date, a risk participation from the other Revolving Lenders in all Swingline Loans outstanding, if any, under the Credit Agreement and the obligations arising thereunder in amounts such that, after giving effect to such purchases, the portion of the obligations under such Swingline Loans held by each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all such obligations, and each Revolving Lender shall absolutely and unconditionally assume, and be obligated to pay to the Swingline Lender and discharge when due as provided in the Credit Agreement, its Applicable Percentage of the obligations arising under such Swingline Loans.

(d)       On the First Amendment Effective Date, each Incremental Lender with an Incremental Revolving Commitment shall make a Revolving Loan, the proceeds of which shall be used to prepay the Revolving Loans of the other Revolving Lenders so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to the Incremental Revolving Commitments.

4.         Incremental Term A Commitments.  Each Incremental Lender (including the New Lender) hereby agrees to provide a portion of the Incremental Term Loan A to the Borrower on the First Amendment Effective Date in an amount equal to its Incremental Term A Commitment, if any, set forth on Schedule 2.01 attached hereto.  After giving effect to the Incremental Term Loan A, each Lender’s Applicable Percentage of the outstanding Term Loan A shall be as set forth on Schedule 2.01 attached hereto.  Notwithstanding anything to the contrary herein or in the Credit Agreement (including, without limitation, Sections 2.18 and 9.02 of the Credit Agreement), each Incremental Lender (including the New Lender) agrees that (x) existing Lenders holding a portion of the Term Loan A outstanding immediately prior to the First Amendment Effective Date will receive an amortization payment with respect to such portion of the Term Loan A for December 2016 and (y) each Lender (including the New Lender) will receive an amortization payment on its outstanding portion of the Term Loan A commencing with the March 2017 payment date, in each case as set forth in Section 2.10 of the Credit Agreement (as amended by this Amendment).

5.         Joinder.  Each of the parties hereto agrees, by execution and delivery of this Amendment, that, as of the date hereof, the New Lender shall (a) constitute and be deemed a party to the Credit Agreement and each of the other Loan Documents to which the Lenders are a party, (b) be a “Lender” for all purposes of the Credit Agreement and each of the other Loan Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and each of the other Loan Documents.

6.          Representations and Agreements of New Lender.  The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b)(ii) of the Credit Agreement, (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

7.         Amendments to Credit Agreement.

(a)       The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment Effective Date” shall mean December 9, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)       In Section 1.01 of the Credit Agreement, the following definitions are amended to read as follows:

(i)          The definition of “Lender Insolvency Event” is amended by deleting “or” immediately prior to clause (ii) and adding “or (iii) such Lender or its Parent Company has become the subject of a Bail-In Action” immediately thereafter.

(ii)         The definition of “Federal Funds Effective Rate” is amended by (A) deleting “arranged by Federal funds brokers on such day” and (B) renaming such defined term “Federal Funds Rate”.  Each reference to “Federal Funds Effective Rate” in the Credit Agreement is amended to read “Federal Funds Rate”.

(iii)        The definition of “MLPFS” is amended by adding “(or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement)” to the end of such definition.

(iv)        The definition of “Revolving Commitment” is amended by (A) replacing “$310,000,000” with “$370,000,000” and (B) replacing “Closing Date” with “First Amendment Effective Date”.

(v)         The definition of “Term A Commitment” is amended by (A) replacing “$225,000,000” with “$300,000,000” and (B) replacing “Closing Date” with “First Amendment Effective Date”.

(c)       In Section 2.09(a) of the Credit Agreement, “$190,000,000” is replaced with “$200,000,000”.

(d)       Section 2.10(a)(ii) of the Credit Agreement is amended to read as follows:

to the Administrative Agent, on the last Business Day of each month set forth below, (x) for the ratable account of the Term Lenders holding Loans comprising the Term Loan A advanced on the Closing Date and (y) commencing with the payment set forth below for March 2017, for the ratable benefit of the Term Lenders holding Loans comprising the Term Loan A advanced on the Closing Date and/or the First Amendment Effective Date, as applicable, the aggregate principal amount of the Term Loan A set forth below (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.11):

Principal Payment Date	Amortization Payment

September 2015	$2,812,500
December 2015	$2,812,500
March 2016	$2,812,500
June 2016	$2,812,500
September 2016	$2,812,500
December 2016	$2,812,500
March 2017	$3,750,000
June 2017	$3,750,000
September 2017	$3,750,000
December 2017	$3,750,000
March 2018	$3,750,000
June 2018	$3,750,000
September 2018	$3,750,000
December 2018	$3,750,000
March 2019	$3,750,000
June 2019	$3,750,000

(e)       Section 5.07 of the Credit Agreement is amended by adding the following sentence to the end of the second paragraph:

Any increase, extension or renewal of this Agreement shall be subject to flood insurance due diligence and flood insurance compliance with respect to each Mortgaged Property reasonably satisfactory to the Administrative Agent and each Lender.

(f)        Section 5.12(b) of the Credit Agreement is amended by adding “which notice shall occur at least forty-five (45) days prior to any such real property becoming a Mortgaged Property” immediately following “the Borrower will notify the Administrative Agent and the Lenders thereof”.

(g)       Article IX of the Credit Agreement is amended by adding a new Section 9.21 to read as follows:

SECTION 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

8.         Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent (the “First Amendment Effective Date”):

(a)        receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Incremental Lenders (including the New Lender), the Required Lenders and the Administrative Agent;

(b)       receipt by the Administrative Agent of such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to the Loan Parties or the Loan Documents, including evidence of authorization of borrowings under this Agreement and incumbency certificates for each Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(c)        receipt by the Administrative Agent of written opinions (addressed to the Administrative Agent and the Lenders and dated as of the First Amendment Effective Date) of (i) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (ii) Holland & Knight, special Delaware, California, Texas and Florida counsel to the Loan Parties, (iii) Parker Poe Adams & Bernstein LLP, special South Carolina counsel to the Loan Parties, (iv) Snell & Wilmer, special Arizona and Nevada counsel to the Loan Parties, and (v) Stites & Harbison, PLLC, special Tennessee counsel to the Loan Parties; and

(d)       receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the First Amendment Effective Date and all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the First Amendment Effective Date (which invoice may include such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

9.         Waiver of Breakage Costs.  Inasmuch as the Revolving Loans are outstanding at the time of the increase in the Revolving Commitments, and Applicable Percentages are being modified pursuant to the terms of this Amendment, the Borrower must make prepayments and adjustments on the Revolving Loans as are necessary to give effect to such increased Revolving Commitments and reallocated Applicable Percentages.  The Borrower, in consultation with the Administrative Agent, has endeavored to manage the allocation of Applicable Percentages and the selection of Interest Periods with respect to outstanding Eurodollar Rate Loans in such a manner as to minimize break-funding costs.  Nonetheless, such prepayments of the Revolving Loans likely will cause breakage costs as of the First Amendment Effective Date.  Notwithstanding the provisions of Section 2.16 of the Credit Agreement, each of the Lenders party hereto hereby waives its right to receive compensation or reimbursement for such breakage costs.

10.       Miscellaneous.

(a)        Each of the Loan Parties hereby (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents, (iii) agrees that (A) its obligations under each of the Loan Documents to which it is party shall remain in full force and effect according to their terms and (B) this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents and (iv) affirms the liens and security interests created and granted in the Loan Documents and agrees that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

(b)       Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)          The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate or other organizational action of such Loan Party.

(ii)         This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (B) concepts of reasonableness and (C) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(iii)        No consent or approval of, filing, or registration with, or other action by, any Governmental Authority is required for the execution, delivery or performance by such Loan Party of this Amendment.

(iv)       Before and after giving effect to this Amendment and the transactions contemplated herein (A) the representations and warranties of such Loan Party set forth in the Loan Documents are true and correct in all material respects (other than any representation and warranty that is expressly qualified by Material Adverse Effect or other materiality, in which case such representation and warranty is true and correct in all respects) as of the date hereof, except in the case of any such representation or warranty that expressly relates to a prior date or dates, in which case such representation or warranty is true and correct in all material respects (other than those representations and warranties that are expressly qualified by materiality, in which case such representations and warranties are true and correct in all respects) as of such prior date or dates, and (B) no Default has occurred and is continuing or would result therefrom.

(v)        The Loan Parties are in compliance, on a pro forma basis after giving effect to this Amendment and the transactions contemplated hereby, with the financial covenants set forth in Sections 6.12 and 6.13 of the Credit Agreement, recomputed as of the most recent fiscal quarter end for which internal financial statements are available.

(c)        This Amendment may be executed in any number of counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.  Any signature pages of this Amendment transmitted by fax or PDF will have the same legal effect as an originally executed signature page.

(d)       This Amendment shall be deemed to be, and is, a “Loan Document.”

(e)        This Amendment shall be construed in accordance with and be governed by the Law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	PHARMERICA CORPORATION,
a Delaware corporation

	By:	/s/ Gregory S. Weishar
	Name:	Gregory S. Weishar
	Title:	Chief Executive Officer

GUARANTORS:	PHARMERICA HOSPITAL PHARMACY SERVICES, LLC

	By:	/s/ Berard E. Tomassetti
	Name:	Berard E. Tomassetti
	Title:	Treasurer

ADVANCED INFUSION SYSTEMS, LLC
AMERITA HOLDINGS OF NORTH TEXAS, INC.
AMERITA NORTH TEXAS GP, INC.
AMERITA, INC.
ARK PHARMACY SERVICES, LLC
BGS PHARMACY HOLDING COMPANY, INC.
CAPSTONE PHARMACY OF DELAWARE, LLC
CARE FIRST PHARMACY, LLC
CENTRAL LINE INFUSION-DALLAS DIVISION,
LTD
CENTRAL LINE INFUSION, LTD
CHEM RX PHARMACY SERVICES, LLC
CONTINUUMCARE PHARMACY LLC
FAMILY CENTER PHARMACY, LLC
GOOT NURSING HOME PHARMACY, INC.
HEALTHQUEST, INC.
INSTA-CARE PHARMACY SERVICES
CORPORATION
INTEGRITY PHARMACY SERVICES, LLC
IV SOLUTIONS, INC.
PHARMACY CORPORATION OF AMERICA
PHARMERICA DRUG SYSTEMS, LLC
PHARMERICA HOLDINGS, INC.
PHARMERICA INSTITUTIONAL PHARMACY
SERVICES, LLC
PHARMERICA EAST, LLC
PHARMERICA LOGISTIC SERVICES LLC
PHARMERICA LONG-TERM CARE, LLC
PHARMERICA MIDWEST, LLC
PHARMERICA MOUNTAIN, LLC

PHARMERICA PROFESSIONAL SERVICES LLC
PHARMERICA SOLUTIONS SERVICES LLC
PHARMERICA TECHNOLOGY SOLUTIONS, LLC
PHARMERICA WISCONSIN, LLC
PMC HEALTHCARE PHARMACIES, LLC
PMC OHIO, LLC
PMC PHARMACY SERVICES, LLC
SOUTHWEST PHARMACIES, INC.
SPECTRUM PHARMACY SERVICES LLC
ALTERNACARE INFUSION PHARMACY, INC.
COASTAL PHARMACEUTICAL SERVICES CORPORATION
NATIONAL PHARMACY OF TEXAS, L.L.C.
MULTI-SCRIPT PHARMACY, LLC
CAPITAL PHARMACY, LLC
MILLENNIUM PHARMACY SYSTEMS, INC.
MPS RX FLORIDA, LLC
MPS RX NORTH CAROLINA, LLC

By:	/s/ Gregory S. Weishar
Name:	Gregory S. Weishar
Title:	President

By:	/s/ Gregory S. Weishar
Name:	Gregory S. Weishar
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender

	By:	/s/ Mark Hardison
	Name:	Mark Hardison
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
in its capacity as a Lender

	By:	/s/ Christopher Salek
	Name:	Christopher Salek
	Title:	Vice President

MUFG UNION BANK, N.A.,
in its capacity as a Lender

	By:	/s/ Teuta Ghilaga
	Name:	Teuta Ghilaga
	Title:	Director

US BANK NATIONAL ASSOCIATION,
in its capacity as a Lender

	By:	/s/ Ryan M. Black
	Name:	Ryan M. Black
	Title:	Officer

KEYBANK NATIONAL ASSOCIATION,
in its capacity as a Lender

	By:	/s/ David A. Wild
	Name:	David A. Wild
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
in its capacity as a Lender

	By:	/s/ Edward Baker
	Name:	Edward Baker
	Title:	Vice President

WELLS FARGO BANK, N.A.,
in its capacity as a Lender

By:	/s/ Jessica DeLorm
Name:	Jessica DeLorm
Title:	Assistant Vice President

REGIONS BANK,
in its capacity as a Lender

By:	/s/ Nathan Hall
Name:	Nathan Hall
Title:	Vice President

CAPITAL BANK, N.A.,
in its capacity as a Lender

By:	/s/ Rebecca L. Hetzer
Name:	Rebecca L. Hetzer
Title:	Senior Vice President

WHITNEY BANK
in its capacity as a Lender

By:	/s/ Dwight Seeley
Name:	Dwight Seeley
Title:	Senior Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
in its capacity as a Lender

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

FIRST TENNESSEE BANK, N.A.,
in its capacity as a Lender

By:	/s/ Grier Powers
Name:	Grier Powers
Title:	Senior Vice President

NEW LENDER:	THE HUNTINGTON NATIONAL BANK,
in its capacity as a Lender

	By:	/s/ David Tholt
	Name:	David Tholt
	Title:	Vice President

WESTERN ALLIANCE BANK,
in its capacity as a Lender

	By:	/s/ Mark Niles
	Name:	Mark Niles
	Title:	Vice President

Schedule 2.01

Commitments and Applicable Percentages

Lenders	Revolving Commitments Prior to the First Amendment Effective Date	Applicable Percentage of Revolving Commitments Prior to the First Amendment Effective Date	Incremental Revolving Commitments as of the First Amendment Effective Date	Revolving Commitments as of the First Amendment Effective Date	Applicable Percentage of the Revolving Commitments as of the First Amendment Effective Date	Term Loan A outstanding Prior to the First Amendment Effective Date	Incremental Term Loan A Commitment as of the First Amendment Effective Date	Term Loan A Outstanding as of the First Amendment Effective Date	Applicable Percentage of the Term Loan A as of the First Amendment Effective Date
Bank of America, N.A.	$36,500,000.00	11.774183548%	$8,419,464.68	$44,919,464.68	12.140395859%	$24,375,000.00	$12,497,642.89	$36,872,642.89	12.290880963%
Capital Bank Corporation	$7,500,000.00	2.419354839%	$1,408,805.03	$8,908,805.03	2.407785143%	$4,687,500.00	$2,091,194.97	$6,778,694.97	2.259564990%
Chang Hwa Commercial Bank, LTD, NY Branch	$7,500,000.00	2.419354839%	$0.00	$7,500,000.00	2.027027027%	$4,687,500.00	$0.00	$4,687,500.00	1.562500000%
Citizens Bank, N.A.	$14,500,000.00	4.677419355%	$0.00	$14,500,000.00	3.918918919%	$9,843,750.00	$0.00	$9,843,750.00	3.281250000%
Compass Bank	$26,000,000.00	8.387096774%	$0.00	$26,000,000.00	7.027027027%	$17,812,500.00	$0.00	$17,812,500.00	5.937500000%
Deutsche Bank AG NY Branch	$7,000,000.00	2.258064516%	$0.00	$7,000,000.00	1.891891892%	$5,156,250.00	$0.00	$5,156,250.00	1.718750000%
First Tennessee Bank, N.A.	$7,000,000.00	2.258064516%	$1,390,591.19	$8,390,591.19	2.267727349%	$5,156,250.00	$2,064,158.81	$7,220,408.81	2.406802937%
The Huntington National Bank	$0.00	0.000000000%	$10,062,893.08	$10,062,893.08	2.719700832%	$0.00	$14,937,106.92	$14,937,106.92	4.979035640%
JPMorgan Chase Bank, N.A.	$36,500,000.00	11.774183548%	$5,685,534.59	$42,185,534.59	11.401495835%	$24,375,000.00	$8,439,465.41	$32,814,465.41	10.938155137%
KeyBank N.A.	$26,238,149.00	8.463919032%	$5,071,698.11	$31,309,847.11	8.462120841%	$17,996,892.43	$7,528,301.89	$25,525,194.32	8.508398107%
MUFG Union Bank N.A.	$26,000,000.00	8.387096774%	$0.00	$26,000,000.00	7.027027027%	$17,812,500.00	$0.00	$17,812,500.00	5.937500000%
PNC Bank NA	$14,500,000.00	4.677419355%	$14,352,201.26	$28,852,201.26	7.797892232%	$9,843,750.00	$21,304,048.74	$31,147,798.74	10.382599580%
Regions Bank	$12,500,000.00	4.032258065%	$3,270,440.25	$15,770,440.25	4.262281149%	$9,375,000.00	$4,854,559.75	$14,229,559.75	4.743186583%
SunTrust Bank	$26,000,000.00	8.387096774%	$0.00	$26,000,000.00	7.027027027%	$17,812,500.00	$0.00	$17,812,500.00	5.937500000%
U.S. Bank N.A.	$26,000,000.00	8.387096774%	$2,627,679.97	$28,627,679.97	7.737210803%	$27,471,857.57	$3,900,462.46	$31,372,320.03	10.457440010%
Wells Fargo Bank, N.A.	$14,500,000.00	4.677419355%	$6,301,886.79	$20,801,886.79	5.622131565%	$9,843,750.00	$9,354,363.21	$19,198,113.21	6.399371070%
Western Alliance Bank	$14,261,851.00	4.600597097%	$0.00	$14,261,851.00	3.854554324%	$0.00	$0.00	$0.00	0.000000000%
Whitney Bank	$7,500,000.00	2.419354839%	$1,408,805.03	$8,908,805.03	2.407785143%	$4,687,500.00	$2,091,194.97	$6,778,694.97	2.259564990%
Total:	$310,000,000.00	100.000000000%	$60,000,000.00	$370,000,000.00	100.000000000%	$210,937,500.00	$89,062,500.00	$300,000,000.00	100.000000000%